UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2008
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas		77067

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2008 the Compensation, Benefits and Stock Option Committee of the Board of Directors of Noble Energy, Inc. (the “Company”) approved the final 2007 payout amounts to the Company’s named executive officers for performance units awarded in 2005. Previously, the Company had estimated those performance unit payout amounts and included those estimates in the Summary Compensation Table of the Company’s definitive Proxy Statement filed on March 21, 2008.
The following information updates the relevant columns of the Summary Compensation Table set forth on page 25 of the Proxy Statement:

		Non-Equity
		Incentive Plan
Name and		Compensation	Total
Principal Position	Year	($)(4)	($)
Charles D. Davidson	2007	$3,821,192	$8,945,855
President and Chief Executive Officer

Chris Tong	2007	979,545	2,578,463
Senior Vice President and Chief Financial Officer

David L. Stover	2007	1,333,932	2,883,314
Executive Vice President and Chief Operating Officer

Alan R. Bullington	2007	937,724	2,392,124
Senior Vice President — International Division

Susan M. Cunningham	2007	990,301	2,253,748
Senior Vice President — Exploration

(4)	Reflects payments under our STIP based on the achievement of certain performance goals during the year indicated and payout of performance units previously awarded under our LTIP. STIP awards earned during the year indicated were paid or deferred in February of the following year, and performance unit awards under the LTIP cover the three-year performance period ending on December 31st of the year indicated, as follows:

			Performance
Name	Year	STIP Payout	Units Payout
Charles D. Davidson	2007	$2,600,000	$1,221,192
Chris Tong	2007	656,268	323,277
David L. Stover	2007	1,010,655	323,277
Alan R. Bullington	2007	614,447	323,277
Susan M. Cunningham	2007	667,024	323,277

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: April 25, 2008	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary